Exhibit 99.1

Orbitz Worldwide, Inc. Reports Second Quarter 2012 Results

Chicago, August 8, 2012 - Orbitz Worldwide, Inc. (NYSE: OWW) today announced results for the second quarter and six months ended June 30, 2012.

“Despite a challenging economic environment in Europe in particular, we grew room nights 3%, consistent with the first quarter, led by 28% growth at ebookers. Our U.S. distribution business grew room nights 19%, ahead of the planned launch of our American Express Consumer Travel Network partnership in the third quarter. Our outlook for the third quarter and balance of the year is impacted by the global economic uncertainty that intensified during the second quarter and has continued into the third quarter,” said Barney Harford, CEO, Orbitz Worldwide. “We continue to see very strong growth in mobile as we deliver new mobile apps and services across our global brands. Mobile, defined broadly to include smartphones and tablets, now represents 20% of Orbitz.com standalone hotel transactions.”

	Three Months Ended			Six Months Ended
(in thousands, except	June 30,			June 30,
per share data)	2012	2011	Change(a)	2012	2011	Change(a)

Gross bookings	$2,970,189	$2,997,207	(1)%	$6,113,220	$5,972,357	2%
Net revenue	$200,977	$201,826	—%	$390,756	$386,749	1%
Net revenue margin(b)	6.8%	6.7%	0.1 ppt	6.4%	6.5%	(0.1) ppt
Net income (loss)	$4,584	$8,888	(48)%	$(1,927)	$(2,005)	(4)%
Basic EPS	$0.04	$0.09	(56)%	$(0.02)	$(0.02)	—%
Diluted EPS	$0.04	$0.08	(50)%	$(0.02)	$(0.02)	—%
Operating cash flow	$5,376	$12,684	(58)%	$104,129	$102,529	2%
Capital spending	$11,220	$10,495	7%	$23,770	$23,464	1%

EBITDA(c)	$29,144	$35,257	(17)%	$46,922	$50,289	(7)%
Other adjustments	$3,001	$3,492	(14)%	$5,782	$5,727	1%
Adjusted EBITDA(c)	$32,145	$38,749	(17)%	$52,704	$56,016	(6)%

Transaction growth (d)	(4)%	(9)%	5 ppt	(1)%	(8)%	7 ppt
Hotel room night growth (e)	3%	(1)%	5 ppt	3%	(1)%	5 ppt

(a)	Percentages are calculated on unrounded numbers.

(b)	Represents net revenue as a percentage of gross bookings.

(c)
Non-GAAP financial measures. Definitions of EBITDA and Adjusted EBITDA and a reconciliation of these non-GAAP financial measures to the most comparable GAAP financial measure are contained in Appendix A.

(d)	Represents year over year transaction growth on a booked basis, net of all cancellations made through the company's websites.

(e)	Represents year over year growth in stayed hotel room nights. Includes both standalone hotel room nights and hotel room nights included in vacation packages.

Second Quarter 2012 Financial Highlights

The company reported net income of $4.6 million or $0.04 per diluted share for the second quarter 2012 compared with net income of $8.9 million or $0.08 per diluted share for the second quarter 2011. Adjusted

EBITDA was $32.1 million for the second quarter 2012.

Gross Bookings and Net Revenue
Gross bookings declined one percent year over year at reported rates. On a constant currency basis, gross bookings were up one percent in the quarter primarily driven by higher vacation package and hotel volume, higher air fares and a shift in air carrier mix, partially offset by lower air volume.

Net revenue was $201.0 million for the second quarter 2012, relatively flat year over year. On a constant currency basis, net revenue was up two percent in the quarter due primarily to higher vacation package and hotel volume, higher net revenue per airline ticket and higher advertising revenue, partially offset by lower air volume and lower revenue from travel insurance and hosting. Hotel net revenue, including hotels booked on a standalone basis and as part of a vacation package, represented 38 percent of the company's total net revenue for the trailing twelve months ended June 30, 2012, up from 36 percent for the trailing twelve months ended June 30, 2011.

	Three Months Ended			Six Months Ended
	June 30,			June 30,
(in thousands)	2012	2011	Change	2012	2011	Change

Net Revenue
Standalone Air	$67,313	$69,522	(3)%	$139,557	$142,022	(2)%
Standalone Hotel	55,895	55,196	1%	105,360	100,385	5%
Vacation Package	36,388	33,479	9%	66,642	59,337	12%
Advertising and Media	15,261	13,632	12%	26,730	26,314	2%
Other	26,120	29,997	(13)%	52,467	58,691	(11)%
Total Net Revenue	$200,977	$201,826	—%	$390,756	$386,749	1%

Domestic	$145,073	$142,026	2%	$282,416	$276,359	2%
International	55,904	59,800	(7)%	108,340	110,390	(2)%
Total Net Revenue	$200,977	$201,826	—%	$390,756	$386,749	1%

▪
Standalone air net revenue was $67.3 million in the second quarter 2012, down three percent year over year. This decline was driven primarily by lower domestic air volume, partially offset by higher net revenue per airline ticket and higher air volume at ebookers.

▪
Standalone hotel net revenue was $55.9 million in the second quarter 2012, up one percent year over year. This increase was driven primarily by higher hotel volume for the company's domestic leisure business and ebookers, partially offset by lower volume at HotelClub.

•	Vacation package net revenue increased nine percent in the quarter to $36.4 million due primarily to higher volume for both the company's domestic leisure business and ebookers.

▪	Advertising and media revenue increased 12 percent year over year in the second quarter to $15.3 million.

▪
Other net revenue, which is comprised primarily of car rental, cruise, destination services, travel insurance and airline hosting revenue, declined 13 percent year over year. This decline was driven primarily by a new Department of Transportation regulation that went into effect January 2012, which no longer allows travel insurance to be pre-selected on the company's domestic websites. This change reduced travel insurance attachment rates. The termination of the company's remaining airline hosting agreement in July 2011 also contributed to the decline.

In order to provide a more comparable view of the company's operating performance across periods, Appendix A to this press release adjusts gross bookings and net revenue for currency impacts. The company has also included a schedule of trended operating metrics in Appendix B to this press release.

Operating Expenses

Cost of revenue

Cost of revenue is comprised primarily of costs to operate customer service call centers, credit card processing fees and other costs, which include customer refunds and charge-backs, hosting costs and connectivity and other processing costs.

	Three Months Ended June 30,		$	%
	2012	2011	Change	Change
	(in thousands)
Customer service costs	$14,011	$13,683	$328	2%
Credit card processing fees	11,413	11,964	(551)	(5)%
Other	9,961	9,849	112	1%
Total cost of revenue	$35,385	$35,496	$(111)	—%

Cost of revenue for the second quarter 2012 was relatively flat year over year.

Selling, general and administrative (SG&A) expense

SG&A expense is comprised primarily of wages and benefits, contract labor costs, network communications, systems maintenance and equipment costs and other costs, which include legal, foreign currency transaction and hedging costs and other administrative costs.

	Three Months Ended June 30,		$	%
	2012	2011	Change	Change
	(in thousands)
Wages and benefits	$37,522	$39,153	$(1,631)	(4)%
Contract labor	6,223	6,650	(427)	(6)%
Network communications, systems maintenance and equipment	6,653	6,010	643	11%
Other	16,914	16,079	835	5%
Total SG&A	$67,312	$67,892	$(580)	(1)%

SG&A expense for the second quarter 2012 decreased one percent year over year. Wages and benefits and contract labor costs declined due primarily to cost savings achieved from the centralization of the ebookers finance function and the absence of related severance costs incurred in the second quarter 2011. These savings were offset by costs incurred to support the American Express partnership launch later this year, higher network communication costs and higher legal fees.

Marketing expense

Marketing expense is comprised primarily of online marketing costs, such as search and banner advertising and affiliate commissions, and offline marketing costs, such as television, radio and print advertising.

	Three Months Ended June 30,		$	%
	2012	2011	Change	Change
	(in thousands)
Marketing expense	$69,136	$63,159	$5,977	9%

Marketing expense was up 9 percent year over year in the second quarter 2012. This increase was driven primarily by higher global online marketing spend and the growth of the company's private label distribution channel.

Interest Expense
Net interest expense was $9.3 million in the second quarter 2012, a five percent decline year over year. This decline was due primarily to a lower effective interest rate and lower outstanding borrowings on the company's term loan, partially offset by higher letter of credit fees.

At June 30, 2012, $100.0 million of the $440.0 million outstanding on the term loan had a fixed interest rate of 3.68 percent through an interest rate swap. The weighted-average effective interest rate on the term loan was 3.34 percent at June 30, 2012, down from 3.63 percent at June 30, 2011. At June 30, 2012, Orbitz Worldwide was in compliance with all financial covenants in its Credit Agreement.

Cash Flow
Operating cash flow was $104.1 million for the six months ended June 30, 2012, a two percent increase year over year. The increase in operating cash flow was due mainly to the net change in the company's working capital accounts, in particular an increase in accrued merchant payables, partially offset by the timing of payments received from Travelport.

At June 30, 2012, cash and cash equivalents were $170.4 million, up 25 percent from $136.2 million at December 31, 2011.

Operational Highlights

Consumer Brands

•	Orbitz Worldwide continued to invest in mobile commerce through new product offerings and enhancements to its existing mobile products:

◦
In June 2012, Orbitz.com re-launched the popular Orbitz Flights, Hotels, Cars for iPhone app, adding major speed improvements, powerful sort and filtering capabilities and new mapping tools that better highlight exclusive, mobile-only hotel discounts. The completely rebuilt Orbitz app is the only fully native, streamlined in-app search and book experience for flights, hotel rooms and car rentals. A consumer usability study found the newly updated Orbitz Flights, Hotels, Cars for iPhone app to be the fastest and easiest way to search and book an entire trip among leading travel apps, mobile websites and desktop sites tested. From June 21st to June 27th, Apple featured this highly rated app as an Editors' Choice selection in the App Store.

◦
Orbitz Worldwide released the first Android app for its ebookers, HotelClub, RatesToGo and CheapTickets brands. In addition, the company launched a completely redesigned Orbitz Android app powered by the global platform. All Orbitz Worldwide consumer brands now have apps for the important Android platform, providing a great way to attract new customers as well as increase loyalty among existing Android customers.

•
In May 2012, Orbitz.com launched a new ad campaign to spark a movement among Americans to "Take Vacation Back." Orbitz.com also introduced a refreshed website that brings to life the tenets of the new campaign through a more colorful and vibrant look and feel. The site debuted an enhanced Orbitz.com logo with a rich color palate, plus a sleek, fresh and lively design that draws users in and puts the most useful travel tools and content front and center for consumers.

Partner Services

•	During the second quarter 2012, Orbitz Worldwide signed new multi-year agreements with Fairmont Hotels & Resorts and the Louvre Hotels Group, including the Golden Tulip Group, as well as partnership agreements with a number of regional hotel groups including Accor's Adagio brand hotels in Europe, Paramount Hotels in the United Kingdom, Servi Group and Protur in Spain and Tauzia Hotel Management in Indonesia, among others. At June 30, 2012, Orbitz Worldwide websites featured over 100,000 bookable hotel properties.

•
During the second quarter 2012, Orbitz Worldwide signed new distribution agreements with Hong Kong Airlines, Malaysia Airlines, Emirates and Aerolineas Argentinas, among others, giving Orbitz.com, CheapTickets and Orbitz for Business customers access to their fares, schedules and inventory.

•	During the second quarter 2012, ebookers launched its partnership with travel content aggregator Travelfusion, providing ebookers.com access to additional low cost carrier content.

•
During the second quarter 2012, Orbitz Worldwide signed partner marketing contracts with a number of destination marketing organizations including The Outer Banks Tourism, Visit Denver, Corpus Christi Convention and Visitors Bureau, Bermuda Tourism, Edmonton Tourism, Memphis Convention and Visitors Bureau, New York State Tourism, Greater Miami Convention and Visitors Bureau, Puerto Rico Tourism Company, Tourism Queensland, Visit Baltimore and Arkansas Tourism.

Outlook

For the third quarter 2012, the company expects:

•	Net revenue in the range of $197 million to $203 million; and

•	Adjusted EBITDA between $32 million and $38 million.

For the full year 2012, the company expects:

•	Net revenue up between two percent and four percent year over year; and

•	Adjusted EBITDA between flat and up five percent year over year.

This update to our outlook reflects the deterioration in economic conditions in Europe, weaker air volume in the U.S. online travel company channel and foreign exchange headwinds. This outlook assumes foreign exchange rates as of July 31, 2012.

Quarterly Conference Call

Orbitz Worldwide will host a conference call to discuss its second quarter 2012 results at 10:00 a.m. EDT (9:00 a.m. CDT) on Wednesday, August 8, 2012. A live webcast of the conference call can be accessed through the Orbitz Worldwide Investor Relations website at investors.orbitz.com. An archive of the webcast and a transcript will also be available on the website for at least 30 days.

About Orbitz Worldwide

Orbitz Worldwide is a leading global online travel company that uses innovative technology to enable leisure and business travelers to research, plan and book a broad range of travel products. Orbitz Worldwide owns a portfolio of consumer brands that includes Orbitz (www.orbitz.com), CheapTickets (www.cheaptickets.com), ebookers (www.ebookers.com), HotelClub (www.hotelclub.com), RatesToGo (www.ratestogo.com) and the Away Network (www.away.com). Also within the Orbitz Worldwide family, Orbitz Worldwide Distribution (corp.orbitz.com/partnerships/distribution) delivers private label travel solutions to a broad range of partners including many of the world's largest airlines, and Orbitz for Business (www.orbitzforbusiness.com) delivers managed corporate travel solutions for corporations. For more information on partnership opportunities with Orbitz Worldwide, visit corp.orbitz.com.

Orbitz Worldwide uses its Investor Relations website to make information available to its investors and the public at investors.orbitz.com. You can sign up to receive email alerts whenever the company posts new information to the website.

Forward-Looking Statements

This press release and its attachments may contain forward-looking statements that involve risks, uncertainties and other factors concerning, among other things, the company's expected financial performance and its strategic operational plans. The results presented are unaudited. The company's actual results could differ materially from the results expressed or implied by such forward-looking statements and reported results should not be considered as an indication of future performance. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed by the forward-looking statements in this press release and its attachments include, but are not limited to, competition in the travel industry; factors affecting the level of travel activity, particularly air travel volume; the termination of any major supplier's participation on the company's websites; the company's ability to renegotiate supplier agreements on acceptable terms; maintenance and protection of the company's information technology and intellectual property; the outcome of pending litigation; the company's level of indebtedness; risks associated with doing business in multiple currencies; trends in the travel industry; and general economic and business conditions. More information regarding these and other risks, uncertainties and factors is contained in the section entitled "Risk Factors" in the company's filings with the Securities and Exchange Commission ("SEC") which are available on the SEC's website at www.sec.gov or the company's Investor Relations website at investors.orbitz.com. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. All information in this press release and its attachments is as of August 8, 2012, and Orbitz Worldwide undertakes no obligation to publicly revise any forward-looking statement.

About Non-GAAP Financial Measures

This press release and its attachments include certain non-GAAP financial measures as defined by the SEC. These measures may be different from non-GAAP measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with U.S. generally accepted accounting principles (GAAP). Further information regarding the non-GAAP financial measures included in this press release is contained in Appendix A attached to this press release.

Media Contact:            Investor Contact:
Chris Chiames        Melissa Hayes
+1 312 894 6890        +1 312 260 2428
chris.chiames@orbitz.com    melissa.hayes@orbitz.com

Orbitz Worldwide, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Net revenue	$200,977	$201,826	$390,756	$386,749
Cost and expenses
Cost of revenue	35,385	35,496	71,501	71,811
Selling, general and administrative	67,312	67,892	137,625	136,501
Marketing	69,136	63,159	134,664	128,516
Depreciation and amortization	14,272	15,442	28,150	30,716
Total operating expenses	186,105	181,989	371,940	367,544
Operating income	14,872	19,837	18,816	19,205
Other income (expense)
Net interest expense	(9,284)	(9,741)	(19,239)	(20,306)
Other income (expense)	—	(22)	(44)	368
Total other expense	(9,284)	(9,763)	(19,283)	(19,938)
Income (loss) before income taxes	5,588	10,074	(467)	(733)
Provision for income taxes	1,004	1,186	1,460	1,272
Net income (loss)	$4,584	$8,888	$(1,927)	$(2,005)

Net income (loss) per share - basic
Net income (loss) per share	$0.04	$0.09	$(0.02)	$(0.02)
Weighted-average shares outstanding	105,150,691	103,717,099	104,981,607	103,526,844

Net income (loss) per share - diluted
Net income (loss) per share	$0.04	$0.08	$(0.02)	$(0.02)
Weighted-average shares outstanding	107,434,031	105,129,716	104,981,607	103,526,844

Orbitz Worldwide, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, except share data)

	June 30, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$170,436	$136,171
Accounts receivable (net of allowance for doubtful accounts of $1,588 and $1,108, respectively)	80,008	62,377
Prepaid expenses	13,315	15,917
Due from Travelport, net	17,165	3,898
Other current assets	5,490	2,402
Total current assets	286,414	220,765
Property and equipment, net	138,494	141,702
Goodwill	647,300	647,300
Trademarks and trade names	108,232	108,194
Other intangible assets, net	3,303	4,162
Deferred income taxes, non-current	6,346	7,311
Other non-current assets	16,391	16,352
Total Assets	$1,206,480	$1,145,786

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$20,438	$30,937
Accrued merchant payable	310,638	238,694
Accrued expenses	125,014	120,962
Deferred income	45,058	28,953
Term loan, current	25,800	32,183
Other current liabilities	11,839	2,034
Total current liabilities	538,787	453,763
Term loan, non-current	414,230	440,030
Tax sharing liability	70,822	68,411
Unfavorable contracts	2,220	4,440
Other non-current liabilities	19,878	18,617
Total Liabilities	1,045,937	985,261
Commitments and contingencies
Shareholders' Equity:
Preferred stock, $0.01 par value, 100 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 140,000,000 shares authorized, 104,768,061 and 103,814,769 shares issued, respectively	1,047	1,038
Treasury stock, at cost, 25,237 shares held	(52)	(52)
Additional paid-in capital	1,038,961	1,036,093
Accumulated deficit	(882,813)	(880,886)
Accumulated other comprehensive income (net of accumulated tax benefit of $2,558)	3,400	4,332
Total Shareholders' Equity	160,543	160,525
Total Liabilities and Shareholders' Equity	$1,206,480	$1,145,786

Orbitz Worldwide, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Six Months Ended June 30,
	2012	2011
Operating activities:
Net loss	$(1,927)	$(2,005)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	28,150	30,716
Amortization of unfavorable contract liability	(2,220)	(940)
Non-cash net interest expense	7,490	7,177
Deferred income taxes	1,020	823
Stock compensation	4,292	4,927
Changes in assets and liabilities:
Accounts receivable	(17,496)	(14,918)
Deferred income	19,210	14,058
Due from Travelport, net	(13,233)	(33)
Accrued merchant payable	71,753	65,097
Accounts payable, accrued expenses and other current liabilities	16,790	4,732
Other	(9,700)	(7,105)
Net cash provided by operating activities	104,129	102,529

Investing activities:
Property and equipment additions	(23,770)	(23,464)
Changes in restricted cash	(650)	(4,538)
Net cash used in investing activities	(24,420)	(28,002)

Financing activities:
Payments on the term loan	(32,183)	(19,808)
Employee tax withholdings related to net share settlements of equity-based awards	(1,414)	(941)
Payments on tax sharing liability	(10,864)	(7,228)
Payments on note payable	(114)	(114)
Net cash used in financing activities	(44,575)	(28,091)

Effects of changes in exchange rates on cash and cash equivalents	(869)	2,299
Net increase in cash and cash equivalents	34,265	48,735
Cash and cash equivalents at beginning of period	136,171	97,222
Cash and cash equivalents at end of period	$170,436	$145,957

Supplemental disclosure of cash flow information:
Income tax payments, net	$1,016	$1,154
Cash interest payments	$15,446	$13,915

Appendix A: Non-GAAP Financial Measures
EBITDA and Adjusted EBITDA
EBITDA is a performance measure used by management that is defined as net income or net loss plus: net interest expense, provision for income taxes and depreciation and amortization. Adjusted EBITDA represents EBITDA as adjusted for certain non-cash and unusual or non-recurring items as described below. Orbitz Worldwide uses and believes investors and other external users of the company's financial statements benefit from the presentation of EBITDA and Adjusted EBITDA in evaluating its operating performance because:

•
These measures provide greater insight into management decision making at Orbitz Worldwide as they are among the primary metrics by which management evaluates the operating performance of the company's business. Management believes that when viewed with GAAP results and the accompanying reconciliation, EBITDA and Adjusted EBITDA provide additional information that is useful for management and other external users to gain an understanding of the factors and trends affecting the ongoing cash earnings capability of the company's business, from which capital investments are made and debt is serviced. These supplemental measures are used by management and the board of directors to evaluate the company's actual results against management's expectations.

•
EBITDA measures performance apart from items such as interest expense, income taxes and depreciation and amortization. Management believes that the exclusion of interest expense is necessary to evaluate the cash earnings capability of the business. The company generally only funds working capital requirements with borrowed funds (specifically, funds borrowed under its revolving credit facility), if at all, in the fourth quarter of the year when its cash balances are typically the lowest. As a result, nearly all of the company's interest expense is not incurred to fund its operating activities. In addition, excluding interest expense from the company's non-GAAP measures is consistent with the company's intent to disclose the ongoing cash earnings capability of the business, from which capital investments are made and debt is serviced. Management believes that the exclusion of non-cash depreciation and amortization is also necessary to evaluate the cash earnings capability of the business. Management believes that the review of its non-GAAP measures in conjunction with other GAAP metrics, such as capital expenditures, is more useful in understanding the company's business than the inclusion of depreciation and amortization expense in the non-GAAP measures used by management, since depreciation and amortization expense has historically fluctuated as a result of purchase accounting and this expense involves management judgment (e.g. estimated useful lives).

•
Adjusted EBITDA corresponds more closely to the ongoing cash earnings capability of the company's business, by excluding the items described above and items such as litigation settlements that are not driven by core operating results, certain other non-cash items, such as goodwill and intangible asset impairment charges and stock-based compensation, and other unusual and non-recurring items, such as restructuring charges.

EBITDA and Adjusted EBITDA, as presented for the three and six months ended June 30, 2012 and 2011, are not defined under GAAP and do not purport to be an alternative to net loss as a measure of operating performance. EBITDA and Adjusted EBITDA have certain limitations in that they do not take into account the impact of certain expenses to the company's income statement, such as stock-based compensation, goodwill and intangible asset impairment charges and certain one-time items, if applicable. Because not all companies use identical calculations, this presentation of EBITDA and Adjusted EBITDA may not be comparable to other similarly-titled measures used by other companies.

The following table provides a reconciliation of net loss to EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(in thousands)
Net income (loss)	$4,584	$8,888	$(1,927)	$(2,005)
Net interest expense	9,284	9,741	19,239	20,306
Provision for income taxes	1,004	1,186	1,460	1,272
Depreciation and amortization	14,272	15,442	28,150	30,716
EBITDA	$29,144	$35,257	$46,922	$50,289
EBITDA was adjusted by the items listed and described in more detail below. The following table provides a reconciliation of EBITDA to Adjusted EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(in thousands)		(in thousands)
EBITDA	$29,144	$35,257	$46,922	$50,289
Stock-based compensation expense (a)	2,576	2,950	4,292	4,927
Acceleration of amortization of net unfavorable contract liability (b)	—	542	—	780
Litigation settlements and other (c)	425	—	1,490	20
Adjusted EBITDA	$32,145	$38,749	$52,704	$56,016

(a)	Represents non-cash stock compensation expense.
(b)
Represents a non-cash charge recorded to accelerate the amortization of the in-kind marketing and promotional support asset from Continental Airlines under its Charter Associate Agreement with the company. The useful life of this asset was shortened in 2010 following the merger of Continental Airlines and United Airlines.

(c)	Represents charges related to certain legal proceedings and other non-recurring professional fees.

Gross Bookings and Net Revenue, at Constant Currency
The company's reporting currency is the U.S. dollar. As a result, reported financial results are impacted by the strength or weakness of the U.S. dollar relative to the currencies of the international markets in which the company operates, particularly the Pound sterling, Euro, Swiss franc and Australian dollar. Management evaluates the company's operating performance with and without the impact of changes in foreign exchange rates because it believes excluding the impact of foreign exchange rates provides a more comparable view of the company's operating performance across periods. Management believes that when viewed with GAAP results and the accompanying reconciliation, management and other external users are better able to gain an understanding of the factors and trends affecting operating performance. The following table adjusts gross bookings and net revenue for foreign currency impacts across the relevant periods:

	Three Months Ended
(in thousands)	Domestic	International	Total Orbitz Worldwide

Gross Bookings
Q2, 2012 Reported Gross Bookings	$2,399,412	$570,777	$2,970,189

Q2, 2011 Reported Gross Bookings	2,414,061	583,146	2,997,207
Impact of Foreign Exchange Rates	—	(43,804)	(43,804)
Q2, 2011 Gross Bookings at Constant Currency	$2,414,061	$539,342	$2,953,403

Reported Gross Bookings Growth	(1)%	(2)%	(1)%
Gross Bookings Growth at Constant Currency	(1)%	6%	1%

Net Revenue
Q2, 2012 Reported Net Revenue	$145,073	$55,904	$200,977

Q2, 2011 Reported Net Revenue	142,026	59,800	201,826
Impact of Foreign Exchange Rates	—	(4,283)	(4,283)
Q2, 2011 Net Revenue at Constant Currency	$142,026	$55,517	$197,543

Reported Net Revenue Growth	2%	(7)%	—%
Net Revenue Growth at Constant Currency	2%	1%	2%

	Six Months Ended
(in thousands)	Domestic	International	Total Orbitz Worldwide

Gross Bookings
Q2, 2012 Reported Gross Bookings	$4,891,976	$1,221,244	$6,113,220

Q2, 2011 Reported Gross Bookings	4,790,665	1,181,692	5,972,357
Impact of Foreign Exchange Rates	—	(51,572)	(51,572)
Q2, 2011 Gross Bookings at Constant Currency	$4,790,665	$1,130,120	$5,920,785

Reported Gross Bookings Growth	2%	3%	2%
Gross Bookings Growth at Constant Currency	2%	8%	3%

Net Revenue
Q2, 2012 Reported Net Revenue	$282,416	$108,340	$390,756

Q2, 2011 Reported Net Revenue	276,359	110,390	386,749
Impact of Foreign Exchange Rates	—	(4,482)	(4,482)
Q2, 2011 Net Revenue at Constant Currency	$276,359	$105,908	$382,267

Reported Net Revenue Growth	2%	(2)%	1%
Net Revenue Growth at Constant Currency	2%	2%	2%

Appendix B: Trended Operating Metrics

	2010			2011				2012
	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2
Gross Bookings (in thousands)
Domestic
Standalone Air	$2,073,924	$1,768,632	$1,638,738	$1,744,530	$1,834,354	$1,671,058	$1,562,862	$1,810,503	$1,791,674
Non-air	584,194	584,691	476,179	632,074	579,707	579,885	493,415	682,061	607,738
Total	2,658,118	2,353,323	2,114,917	2,376,604	2,414,061	2,250,943	2,056,277	2,492,564	2,399,412
International
Standalone Air	274,593	280,848	268,084	375,404	367,506	355,077	286,193	392,035	363,975
Non-air	144,928	177,375	167,748	223,142	215,640	244,130	175,541	258,432	206,802
Total	419,521	458,223	435,832	598,546	583,146	599,207	461,734	650,467	570,777
Orbitz Worldwide
Standalone Air	2,348,517	2,049,480	1,906,822	2,119,934	2,201,860	2,026,135	1,849,055	2,202,538	2,155,649
Non-air	729,122	762,066	643,927	855,216	795,347	824,015	668,956	940,493	814,540
Total	$3,077,639	$2,811,546	$2,550,749	$2,975,150	$2,997,207	$2,850,150	$2,518,011	$3,143,031	$2,970,189
Year over Year Gross Bookings Growth
Domestic	17%	10%	2%	(2)%	(9)%	(4)%	(3)%	5%	(1)%
International	19%	26%	17%	21%	39%	31%	6%	9%	(2)%
Orbitz Worldwide	17%	12%	4%	2%	(3)%	1%	(1)%	6%	(1)%
At Constant Currency
Domestic	17%	10%	2%	(2)%	(9)%	(4)%	(3)%	5%	(1)%
International	20%	29%	18%	16%	20%	17%	5%	10%	6%
Orbitz Worldwide	18%	13%	4%	1%	(5)%	(1)%	(1)%	6%	1%
Orbitz Worldwide Transaction Growth	5%	5%	1%	(7)%	(9)%	(7)%	(10)%	1%	(4)%
Orbitz Worldwide Hotel Room Night Growth	9%	5%	4%	(2)%	(1)%	(1)%	(2)%	3%	3%
Orbitz Worldwide Hotel Room Night Growth, excluding HotelClub	13%	9%	8%	1%	(1)%	1%	4%	8%	8%
Net Revenue (in thousands)
Domestic
Standalone Air Transactional	$53,867	$48,280	$49,757	$50,095	$47,650	$43,977	$42,726	$49,755	$46,798
Non-air Transactional	84,896	88,357	73,743	71,610	81,772	85,444	73,738	77,682	84,366
Non-transactional	12,547	11,936	12,207	12,628	12,604	12,793	12,083	9,906	13,909
Total	151,310	148,573	135,707	134,333	142,026	142,214	128,547	137,343	145,073
International
Standalone Air Transactional	16,996	16,920	17,123	22,405	21,872	19,873	16,569	22,489	20,515
Non-air Transactional	24,191	27,683	28,170	26,978	35,943	38,944	29,998	28,190	33,873
Non-transactional	994	1,303	1,364	1,207	1,985	1,893	2,032	1,757	1,516
Total	42,181	45,906	46,657	50,590	59,800	60,710	48,599	52,436	55,904
Orbitz Worldwide	$193,491	$194,479	$182,364	$184,923	$201,826	$202,924	$177,146	$189,779	$200,977
International as a % of Total Net Revenue	22%	24%	26%	27%	30%	30%	27%	28%	28%
Year over Year Net Revenue Growth
Transactional
Domestic	5%	7%	6%	(7)%	(7)%	(5)%	(6)%	5%	1%
International	9%	7%	17%	17%	40%	32%	3%	3%	(6)%
Orbitz Worldwide	6%	7%	9%	(1)%	4%	4%	(3)%	4%	(1)%
Transactional at Constant Currency
Domestic	5%	7%	6%	(7)%	(7)%	(5)%	(6)%	5%	1%
International	6%	7%	16%	10%	19%	17%	1%	3%	1%
Orbitz Worldwide	5%	7%	8%	(2)%	—%	1%	(4)%	4%	1%
Non-transactional	(22)%	(24)%	(30)%	(6)%	8%	11%	4%	(16)%	6%
Orbitz Worldwide	3%	4%	4%	(1)%	4%	4%	(3)%	3%	—%
Orbitz Worldwide at Constant Currency	2%	4%	4%	(3)%	—%	1%	(3)%	3%	2%